UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): January 8, 2009


                    ENVIRONMENTAL SERVICE PROFESSIONALS, INC.
                      -----------------------------------
             (Exact name of registrant as specified in its charter)

                                     NEVADA
                             ---------------------
                 (State or other jurisdiction of incorporation)


          1-14244                                      84-1214736
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  (Commission File Number)                 (I.R.S. Employer Identification No.)

    1111 EAST TAHQUITZ CANYON WAY, SUITE 110, PALM SPRINGS, CALIFORNIA 92262
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               (Address of principal executive offices) (Zip Code)

                                 (760) 327-5284
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              (Registrant's telephone number, including area code)


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              (Former name, former address and former fiscal year,
                         if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR240.13e-4(c))

SECTION 1. REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On January 7, 2009, effective as of December 30, 2008, Environmental Service Professionals, Inc., a Nevada corporation (the "Company") entered into a Stock Purchase Agreement (the "Agreement") with Lion Share Capital, LLC (LSC), a Kansas limited liability company ("Purchaser"). Pursuant to the terms of the Agreement, the Purchaser agreed to purchase from the Company 5,000,000 units (the "Units") of the Company's securities at a price of $1.00 per Unit. Each Unit will consist of four shares of the Company's common stock (the "Shares"), and for every two Units purchased the Company will provide one warrant at $0.25 to purchase one additional share of the Company's common stock and two warrants at $0.75 per warrant to purchase two additional shares of the Company's common stock (the "Warrants") Each Warrant will entitle the holder to purchase the respective amount of additional share(s) of the Company's common stock for a period of three (3) years from the date of issuance. A copy of the Stock Purchase Agreement is attached to this report as an Exhibit.

         Purchaser has agreed to pay to the Company for the Units the aggregate sum of Five Million Dollars ($5,000,000) (the "Purchase Price") by certified or cashier's check or wire transfer of immediately available funds into one or more bank accounts designated in writing by the Company on or before February 15, 2009,

         The Company also entered into an Investor Rights Agreement with Purchaser, a copy of which is attached to this report as an Exhibit.


SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         The Company plans to appoint Greg Buss, Managing Member of Lion's Share Capital, LLC, to fill a vacancy on its Board of Directors on or before January 15, 2009. The following paragraph summarizes Mr. Buss's background and qualifications:

         Mr. Buss is one of the founding members of Lion Share Capital, LLC and in June of 2007 he became its Operations/Compliance Officer. In 2005 Mr. Buss established, and became Broker of Greg Buss Commercial Real Estate, Inc. In 2002 Mr. Buss joined Landmark Commercial Real Estate in Wichita, Kansas and became an Associate Broker. Mr. Buss' ten years as a licensed commercial real estate broker and five year attendee of the Society of Exchange Counselors, has positioned him to provide Lion Share with top notch operation's and compliance oversight. Mr. Buss has utilized some `Out of the Box' funding techniques, both in commercial sales as well as a national hotel sales representative for three years. Mr. Buss has the distinction of having sold more commercial office units in the downtown Wichita area than any other broker. Mr. Buss has dedicated himself to the compliance and oversight of Lion Share Capital, LLC's operational activities.

         In consideration for his services as a director of the Company, Mr. Buss will receive (i) cash compensation of $2,500 each quarter, (ii) a one-time grant, on the last day of the first quarter after his appointment, of options to purchase 100,000 shares of the Company's common stock in accordance with the 2008 ESP Stock and Incentive Plan (the "2008 Plan") for directors, officers, employees, and consultants of the Company, and (iii) an annual grant of options to purchase 50,000 shares of the Company's common stock in accordance with the 2008 Plan.

SECTION 9. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

         (d)      Exhibits

                  99.1. Stock Purchase Agreement with Lion Share Capital, LLC, a Kansas limited liability company, dated as of December 30, 2008.

                  99.2. Investor Rights Agreement with Lion Share Capital, LLC, a Kansas limited liability company, dated as of August 27, 2008, effective as of December 30, 2008.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                    ENVIRONMENTAL SERVICE PROFESSIONALS, INC.
                                  (Registrant)

Date:  January 8, 2009


                           /s/  Edward Torres, Chief Executive Officer
                           -------------------------------------------
                           Edward Torres, Chief Executive Officer